EXHIBIT 99.1
                                                                    ------------

P R E S S   R E L E A S E


          HOLLINGER INTERNATIONAL ANNOUNCES FINDINGS OF INTERNAL REVIEW
                            AT THE CHICAGO SUN -TIMES

                   ADVERTISER COMPENSATION PROGRAM INSTITUTED;
                      COMPANY TO TAKE CHARGE OF $27 MILLION
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CHICAGO, IL, OCTOBER 5, 2004 - Hollinger International Inc. (NYSE: HLR) ("the
Company") today announced the findings of a previously disclosed internal review conducted by the Audit Committee of the Board of Directors into practices that resulted in the overstatement of circulation figures at THE CHICAGO SUN-TIMES over the past several years under prior leadership of that publication. In addition, the Audit Committee conducted a Company-wide review and found that certain circulation inflation practices were also employed at two other Chicago area newspapers, THE DAILY SOUTHTOWN AND THE STAR, as well as at THE JERUSALEM POST.

The Audit Committee was assisted in this review by the Chicago law firm of Gardner Carton & Douglas LLP, as well as the Company's General Counsel and the Forensic Services practice of Deloitte & Touche LLP.

The Company said that, as a result of the findings of the Audit Committee, it has recorded a pre-tax charge of $27 million to cover the estimated cost of resolving advertiser claims related to the reduced circulation. Senior management at the Company's Chicago Group has developed a program to compensate advertisers of THE CHICAGO SUN-TIMES, which will be implemented immediately.

The Company said the Audit Committee review determined that for the Audit Bureau of Circulations ("ABC") reports commencing in 1998, single-copy circulation figures for THE CHICAGO SUN-TIMES' weekday and Sunday editions were improperly overstated. There was no inflation of circulation figures for the Saturday edition. The inflated circulation data was submitted to ABC, which then reported these figures in its annual audit reports issued with respect to THE CHICAGO SUN-TIMES.

Inflation of THE CHICAGO SUN-TIMES single-copy circulation began modestly and increased over time. The average inflation that occurred in the twelve-month period ending March 1997 (and reported by ABC in April 1998) was 2,814 copies per day during the week, and 672 copies on Sundays. In the most recent report of THE CHICAGO SUN-TIMES circulation published by ABC (for the period ending March
2003), the average single-copy inflation had grown to 50,191 weekday copies and 17,318 Sunday copies. The inflation of circulation continued and grew during the most recent twelve-month period ending March 28, 2004, but these circulation figures were never included in an ABC audit report.

A table detailing the average amount by which publicly reported single-copy circulation was overstated is attached.

The Audit Committee's review has determined that the circulation inflation practices at THE CHICAGO SUN-TIMES were instigated and implemented by the newspaper's former management. The officers who were responsible for these practices are no longer employed by the Company. The Company has also taken disciplinary action against

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certain other employees and implemented procedures to help ensure that similar circulation overstatements do not occur in the future.

Gordon A. Paris, Interim Chairman and Chief Executive Officer, said, "This review, as well as other actions that we have taken in recent months, demonstrate Hollinger International's commitment to the highest standards for integrity and openness in everything we do. We intend to ensure that all of Hollinger International's publications, led by THE CHICAGO SUN-TIMES, establish and maintain best practices in accuracy and transparency in circulation figure reporting."

The internal review has concluded that circulation at THE CHICAGO SUN-TIMES was inflated primarily using three different methods, all of which have been terminated by current management. Two of these methods were directed at suppressing or manipulating the number of newspapers that were counted each day as unsold returns, since circulation is calculated by subtracting the number of newspapers returned each day from the number of newspapers printed. The third method involved the use of recycling proceeds to purchase newspapers through a charitable program that distributes newspapers to local schools.

These three circulation inflation methods operated as follows:

    o ABC rules permit newspaper publishers to eliminate circulation statistics on certain days from figures reported to ABC, if certain criteria are met. These days are commonly referred to as "elimination days." THE CHICAGO SUN-TIMES shifted returns, rather than recording them on the days that newspapers were actually returned. Internal records were also altered in order to make it appear that certain days qualified as elimination days when they otherwise did not qualify.

         The term "shifting returns" is the practice of accounting for a number of returned newspapers on elimination days or on days that otherwise may not be as important to advertisers, rather than on days they are actually returned. Shifting returns is believed to be a common practice in competitive newspaper markets, although it is not permissible under ABC rules.

    o THE CHICAGO SUN-TIMES would compensate newspaper distributors for not returning unsold papers. THE CHICAGO SUN-TIMES personnel would advise distributors not to return some or all of their unsold newspapers at the end of a given day. Credits would then be processed internally to reimburse the distributors for their cost and to compensate them for these unsold papers.

    o THE CHICAGO SUN-TIMES would direct recycling proceeds due to THE CHICAGO SUN-TIMES to be deposited into a charitable trust that was established for the purpose of purchasing and distributing newspapers in local schools. This practice had the effect of having THE CHICAGO SUN-TIMES purchase its own newspapers.

John Cruickshank, Publisher of THE CHICAGO SUN-TIMES and Chief Operating Officer of Hollinger International's Chicago Group, said, "With the publication of the results of this very thorough review, we have created the circumstances to point the paper, and our whole organization, towards the future. The unacceptable practices we uncovered and discontinued betrayed the trust placed in us by advertisers and wasted valuable resources that could have been invested in our journalism and customer service, merchandising and marketing. However, we are pleased that over the past several months, since ending these practices, we have been able to make significant improvements at our paper."

"Right now, we are intently focused on implementing a program for compensating our advertisers that is designed to be fair and appropriate from their perspective. I look forward to continuing to provide our readers and advertisers with the highest possible quality newspapers," concluded Mr. Cruickshank.

THE CHICAGO SUN-TIMES intends to make restitution to all of its advertisers for losses associated with the overstatements in the ABC circulation figures. THE CHICAGO SUN-TIMES has been engaged in an ongoing dialogue with its key advertisers and will be presenting restitution and other incentive programs tailored to individual advertiser needs.

The Company said that since it first discovered and reported this matter to ABC it has kept ABC informed and updated on the review process, and has worked constructively with that organization.

The review by the Audit Committee also determined that certain circulation inflation practices were employed at the Company's THE DAILY SOUTHTOWN, THE STAR and THE JERUSALEM POST newspapers. At THE DAILY SOUTHTOWN, records were manipulated in order to increase the reported number of newspapers that were actually printed. At both THE DAILY SOUTHTOWN and THE STAR, recycling proceeds were used to purchase newspapers in a manner similar to the practice employed at THE CHICAGO SUN-TIMES. Since the inflation practices at THE DAILY SOUTHTOWN and THE STAR began in mid-2003, none of the inflated circulation figures have been published in ABC circulation audit reports. At THE JERUSALEM POST, representatives of the newspaper's advertising and marketing areas misrepresented the circulation figures to advertisers. There is no independent third-party such as ABC that audits or reports circulation figures for Israeli newspapers. These practices have been discontinued at these papers, and it is expected that the impact of the overstatement practices at these three newspapers will not have a material impact on the Company.

Hollinger International Inc. is a newspaper publisher with English-language newspapers in North America, Israel and Canada. Its assets include THE CHICAGO SUN-TIMES and a large number of community newspapers in the Chicago area, THE JERUSALEM POST and THE INTERNATIONAL JERUSALEM POST in Israel, several local newspapers in Canada, a portfolio of new media investments, and a variety of other assets.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS: CERTAIN STATEMENTS MADE IN THIS RELEASE ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "ACT"). FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, ANY STATEMENT THAT MAY PREDICT, FORECAST, INDICATE OR IMPLY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS, AND MAY CONTAIN THE WORDS "BELIEVE," "ANTICIPATE," "EXPECT," "ESTIMATE," "PROJECT, "WILL BE," "WILL CONTINUE," "WILL LIKELY RESULT," "IS SUBJECT TO," OR SIMILAR WORDS OR PHRASES. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES ARE DETAILED FROM TIME TO TIME IN REPORTS FILED BY HOLLINGER INTERNATIONAL WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING IN ITS FORMS 10 K AND 10 Q. NEW RISK FACTORS EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE FOR MANAGEMENT TO PREDICT ALL SUCH RISK FACTORS, NOR CAN IT ASSESS THE IMPACT OF ALL SUCH RISK FACTORS ON THE COMPANY'S BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS. GIVEN THESE RISKS AND

UNCERTAINTIES, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS AS A PREDICTION OF ACTUAL RESULTS.

                               -- TABLE FOLLOWS --


CONTACTS:
US/CANADA MEDIA
Molly Morse
Kekst and Company
212-521-4826
molly-morse@kekst.com

UK MEDIA
Jeremy Fielding
Kekst and Company
jeremy-fielding@kekst.com
1-212-521-4825

The following chart sets forth the average amount by which publicly reported single-copy circulation was overstated in each year of the period under review:


----------------------------------------------------------------------------------------------------------------
                                DAILY AND SUNDAY CIRCULATION OVERSTATEMENT(1)
----------------------------------------------------------------------------------------------------------------
                                     DAILY                                         SUNDAY
----------------------------------------------------------------------------------------------------------------
                                                         TOTAL                                        TOTAL
                                                      OVERSTATED                                    OVERSTATED
                                                      SALES AS A                                    SALES AS A
                       ABC REPORTED       TOTAL       PERCENT OF     ABC REPORTED       TOTAL       PERCENT OF
    PUBLICATION          AVERAGE       OVERSTATED      REPORTED        AVERAGE       OVERSTATED      REPORTED
      DATE(2)         CIRCULATION     SALES PER DAY   CIRCULATION    CIRCULATION    SALES PER DAY   CIRCULATION
-----------------------------------------------------------------------------------------------------------------
    APRIL 1998           493,998          2,814          0.57%         440,696           672           0.15%
-----------------------------------------------------------------------------------------------------------------
    APRIL 1999           488,909          3,768          0.77%         427,662          3,164          0.74%
-----------------------------------------------------------------------------------------------------------------
    APRIL 2000           481,685          9,106          1.89%         408,915          8,987          2.20%
-----------------------------------------------------------------------------------------------------------------
    APRIL 2001           474,533         16,667          3.51%         402,779          6,043          1.50%
-----------------------------------------------------------------------------------------------------------------
    APRIL 2002           477,354         28,746          6.02%         385,649         10,702          2.77%
-----------------------------------------------------------------------------------------------------------------
    APRIL 2003           481,980         33,517          6.95%         377,640         12,321          3.26%
-----------------------------------------------------------------------------------------------------------------
    APRIL 2004           482,421         50,191         10.40%         376,401         17,318          4.60%
-----------------------------------------------------------------------------------------------------------------

1. A PORTION OF THE OVERSTATED CIRCULATION RELATED TO PAPERS THAT, WHILE DISTRIBUTED, WERE INELIGIBLE FOR INCLUSION IN ABC REPORTED CIRCULATION BECAUSE THEY WERE PURCHASED WITH THE COMPANY'S FUNDS THROUGH A CHARITABLE TRUST THAT BUYS PAPERS FOR DISTRIBUTION IN LOCAL SCHOOLS. FOR EXAMPLE, THE OVERSTATEMENT OF DAILY CIRCULATION IN THE APRIL 2004 ABC REPORT INCLUDED 8,402 INELIGIBLE SCHOOL SALES PER DAY, OR 16.7% OR THE TOTAL DAILY CIRCULATION INFLATION. SUNDAY INELIGIBLE SCHOOL CIRCULATION FOR THIS SAME PERIOD TOTALED 5,243 COPIES PER DAY, OR 30.3% OF THE SUNDAY INFLATION.

2. UNDER ABC PRACTICE, THERE IS A LAG OF AT LEAST 12 MONTHS BETWEEN THE TIME ACTUAL CIRCULATION OF THE NEWSPAPER OCCURRED AND WHEN IT IS REPORTED PUBLICLY THROUGH THE ABC REPORT. FOR EXAMPLE, INFLATION OF CIRCULATION OCCURRING IN THE 52-WEEK PERIOD ENDING MARCH 1997 WAS NOT REPORTED UNTIL PUBLICATION OF THE COMPANY'S CIRCULATION INFORMATION IN APRIL 1998.